EXHIBIT 23





[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704



INDEPENDENT AUDITORS' CONSENT

Republic Bancorp Inc.

We consent to the incorporation by reference in Registration Statements No. 33-55336, 33-55304, 33-62508 and 333-26515 on Form S-8 and 33-61842 on Form
S-3, of Republic Bancorp Inc. of our report dated June 9, 1997, appearing in this Annual Report on Form 11-K of the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
June 26, 1997

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Deloitte Touche
Tohmatsu
International
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